Exhibit 99.1

News Release
RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2024 FINANCIAL RESULTS

•Delivered record quarterly product revenue of $73.4 million, up 11% sequentially and 37% year over year
•Generated record annual cash from operations of $230.6 million for 2024, up 18% year over year
•Extended patent license agreement with Micron through 2029

SAN JOSE, Calif. - February 3, 2025 - Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the fourth quarter ended December 31, 2024. GAAP revenue for the fourth quarter was $161.1 million; licensing billings were $63.6 million, product revenue was $73.4 million, and contract and other revenue was $29.5 million. The Company also generated $59.0 million in cash provided by operating activities in the fourth quarter.

“We finished 2024 strongly with sequential and year-over-year growth, delivering record annual product revenue and cash from operations,” said Luc Seraphin, chief executive officer of Rambus. “We expanded our addressable market with a record number of new product introductions throughout the year and gained share through continued product leadership. As AI continues to accelerate performance demands across the computing landscape, we are well positioned to deliver long-term growth and continued stockholder return.”

Quarterly Financial Review - GAAP	Three Months Ended December 31,
(In millions, except for percentages and per share amounts)	2024	2023
Revenue
Product revenue	$73.4	$53.7
Royalties	58.2	52.4
Contract and other revenue	29.5	16.1
Total revenue	161.1	122.2
Cost of product revenue	28.5	19.9
Cost of contract and other revenue	0.7	1.1
Amortization of acquired intangible assets (included in total cost of revenue)	2.3	3.1
Total operating expenses (1)	71.7	63.0
Operating income	$57.9	$35.1
Operating margin	36%	29%
Net income	$62.2	$58.5
Diluted net income per share	$0.58	$0.53

Net cash provided by operating activities	$59.0	$54.8
____________________________
(1)    Includes amortization of acquired intangibles of approximately $0.2 million for the three months ended December 31, 2023. Amortization of acquired intangibles was immaterial for the three months ended December 31, 2024.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended December 31,
(In millions)	2024	2023
Licensing billings (operational metric) (2)	$63.6	$66.2
Product revenue (GAAP)	$73.4	$53.7
Contract and other revenue (GAAP)	$29.5	$16.1
Non-GAAP cost of product revenue	$28.3	$19.8
Cost of contract and other revenue (GAAP)	$0.7	$1.1
Non-GAAP total operating expenses	$60.1	$51.0
Non-GAAP interest and other income (expense), net	$4.4	$3.8
Diluted share count (GAAP)	108	110
____________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $161.1 million. The Company also had licensing billings of $63.6 million, product revenue of $73.4 million, and contract and other revenue of $29.5 million. The Company had total GAAP cost of revenue of $31.5 million and operating expenses of $71.7 million. The Company also had total non-GAAP operating expenses of $89.1 million (including non-GAAP cost of revenue of $29 million). The Company had GAAP diluted net income per share of $0.58. The Company’s basic share count was 107 million shares and its diluted share count was 108 million shares.

Cash, cash equivalents, and marketable securities as of December 31, 2024 were $481.8 million, an increase of $49.1 million as compared to September 30, 2024, mainly due to cash provided by operating activities of approximately $59 million. Cash provided by operating activities for the year ended December 31, 2024 was $230.6 million.

2025 First Quarter Outlook

The Company will discuss its full revenue guidance for the first quarter of 2025 during its upcoming conference call. The following table sets forth first quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$59 - $65	$59 - $65
Product revenue	$72 - $78	$72 - $78
Contract and other revenue	$22 - $28	$22 - $28
Total operating costs and expenses	$105 - $101	$91- $87
Interest and other income (expense), net	$4	$4
Diluted share count	108	108
____________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the first quarter of 2025, the Company expects licensing billings to be between $59 million and $65 million. The Company also expects royalty revenue to be between $56 million and $62 million, product revenue to be between $72 million and $78 million and contract and other revenue to be between $22 million and $28 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $105 million and $101 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $91 million and $87 million. These expectations also assume a tax rate of 20% and diluted share count of 108 million, and exclude stock-based compensation expense of $12 million and amortization of acquired intangible assets of $2 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 691793.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition/divestiture-related costs and retention bonus expense, amortization of acquired intangible assets, restructuring and other charges (recoveries), (gain) loss on divestiture, expense on abandoned operating leases, change in fair value of earn-out liability, gain on sale of non-marketable equity security, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition/divestiture-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions, divestitures and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and divestitures and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring and other charges (recoveries). These charges (recoveries) may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges (recoveries) are not directly related to ongoing business results and do not reflect expected future operating expenses.

(Gain) loss on divestiture. Reflects the (gain) loss on the sale of the Company's PHY IP business. The Company excludes these charges (benefits) because such charges (benefits) are not directly related to ongoing business results and do not reflect expected future operating expenses (benefits).

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Gain on sale of non-marketable equity security. The Company has excluded gain on sale of non-marketable equity security as this is not a reflection of the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 22 percent and 24 percent for 2024 and 2023, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a global semiconductor company dedicated to enabling the future of the data center and artificial intelligence (“AI”) by delivering innovative memory and security solutions that address the evolving needs of the industry. As a pioneer with approximately 35 years of advanced semiconductor design experience, Rambus is at the forefront of enabling the next era of AI-driven computing, addressing the critical challenges of accelerating and securing data movement in the data center, edge, and client markets. Rambus is a leader in high-performance memory subsystems, offering a balanced and diverse portfolio of products encompassing chips and silicon intellectual property (IP). Focusing primarily on the data center, our innovative solutions maximize performance and security in computationally intensive systems. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the first quarter of 2025 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$99,775	$94,767
Marketable securities	382,023	331,077
Accounts receivable	122,813	82,925
Unbilled receivables	25,070	50,872
Inventories	44,634	36,154
Prepaids and other current assets	15,942	34,850
Total current assets	690,257	630,645
Intangible assets, net	17,059	28,769
Goodwill	286,812	286,812
Property, plant and equipment, net	75,509	67,808
Operating lease right-of-use assets	21,454	21,497
Deferred tax assets	136,466	127,892
Income taxes receivable	109,947	88,768
Other assets	5,632	6,036
Total assets	$1,343,136	$1,258,227

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,522	$18,074
Accrued salaries and benefits	19,193	17,504
Deferred revenue	19,903	17,393
Income taxes payable	1,264	5,099
Operating lease liabilities	5,617	4,453
Other current liabilities	17,313	26,598
Total current liabilities	81,812	89,121
Long-term operating lease liabilities	24,534	26,255
Long-term income taxes payable	109,383	78,947
Other long-term liabilities	6,715	25,803
Total long-term liabilities	140,632	131,005
Total stockholders’ equity	1,120,692	1,038,101
Total liabilities and stockholders’ equity	$1,343,136	$1,258,227

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenue:
Product revenue	$73,369	$53,698	$246,815	$224,632
Royalties	58,211	52,412	226,172	150,110
Contract and other revenue	29,522	16,115	83,637	86,375
Total revenue	161,102	122,225	556,624	461,117
Cost of revenue:
Cost of product revenue	28,494	19,941	95,875	84,495
Cost of contract and other revenue	721	1,123	3,028	5,403
Amortization of acquired intangible assets	2,300	3,052	11,204	13,524
Total cost of revenue	31,515	24,116	110,107	103,422
Gross profit	129,587	98,109	446,517	357,695
Operating expenses:
Research and development	43,698	35,985	162,881	156,827
Sales, general and administrative	27,998	25,665	104,094	108,149
Amortization of acquired intangible assets	30	195	506	1,217
Restructuring and other charges (recoveries)	—	(26)	—	9,368
(Gain) loss on divestiture	—	59	—	(90,784)
Impairment of assets	—	—	1,071	10,045
Change in fair value of earn-out liability	—	1,100	(5,044)	9,234
Total operating expenses	71,726	62,978	263,508	204,056
Operating income	57,861	35,131	183,009	153,639
Interest income and other income (expense), net	4,796	4,215	18,450	11,327
Loss on fair value adjustment of derivatives, net	—	—	—	(240)
Gain on sale of non-marketable equity security	—	23,924	—	23,924
Interest expense	(352)	(377)	(1,416)	(1,490)
Interest and other income (expense), net	4,444	27,762	17,034	33,521
Income before income taxes	62,305	62,893	200,043	187,160
Provision for (benefit from) income taxes	103	4,348	20,222	(146,744)
Net income	$62,202	$58,545	$179,821	$333,904
Net income per share:
Basic	$0.58	$0.54	$1.67	$3.09
Diluted	$0.58	$0.53	$1.65	$3.01
Weighted average shares used in per share calculation:
Basic	106,716	107,703	107,438	108,183
Diluted	108,082	110,065	109,041	110,889

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended
	December 31,
(In thousands)	2024	2023
Cost of product revenue	$28,494	$19,941
Adjustment:
Stock-based compensation expense	(172)	(145)
Non-GAAP cost of product revenue	$28,322	$19,796

Total operating expenses	$71,726	$62,978
Adjustments:
Stock-based compensation expense	(11,563)	(10,389)
Acquisition/divestiture-related costs and retention bonus expense	(22)	(285)
Amortization of acquired intangible assets	(30)	(195)
Restructuring and other recoveries	—	26
Loss on divestiture	—	(59)
Expense on abandoned operating leases	—	(3)
Change in fair value of earn-out liability	—	(1,100)
Non-GAAP total operating expenses	$60,111	$50,973

Interest and other income (expense), net	$4,444	$27,762
Adjustment:
Gain on sale of non-marketable equity security	—	(23,924)
Non-GAAP interest and other income (expense), net	$4,444	$3,838

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2025 First Quarter Outlook	Three Months Ended March 31, 2025
(In millions)	Low	High
Forward-looking operating costs and expenses	$105	$101
Adjustments:
Stock-based compensation expense	(12)	(12)
Amortization of acquired intangible assets	(2)	(2)
Forward-looking Non-GAAP operating costs and expenses	$91	$87